Exhibit 10.5

Execution Version

SECURITIES PURCHASE AGREEMENT

by and among

TSG HOLDINGS CORP.,

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.,

ING FURMAN SELZ INVESTORS III L.P.,

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.,

and

ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

Dated as of August 21, 2003

TABLE OF CONTENTS

ARTICLE I	PURCHASE OF SECURITIES

1.1.	Sale and Purchase of Common Stock and Preferred Stock
1.2.	Closing
1.3.	Conditions to the Investor’s Obligations
1.4.	Conditions to the Company’s Obligations

ARTICLE II	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

2.1.	Representations, Warranties and Covenants of the Company

ARTICLE III	REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTORS

3.1.	Representations, Warranties and Covenants of Each Investor

ARTICLE IV	MISCELLANEOUS

4.1.	Legend
4.2.	Amendment and Modification
4.3.	Survival of Representations and Warranties
4.4.	Successors and Assigns
4.5.	Separability
4.6.	Notices
4.7.	Governing Law
4.8.	Headings
4.9.	Counterparts
4.10.	Further Assurances
4.11.	Entire Agreement

i

EXHIBITS

Exhibit A	Form of Securities Holders Agreement
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Amended and Restated Certificate of Incorporation of the Company
Exhibit D	Bylaws of the Company

SCHEDULES

Schedule I	Investors and Securities Purchased

ii

DEFINED TERMS

Agreement
BRS
Closing
Closing Date
Common Stock
Company
ING Barings Global
ING Barings U.S.
ING Furman Selz
Investor
Investors
Jefferies Funds
Management Investors
person
Preferred Stock
Registration Rights Agreement
Securities
Securities Act
Securities Holders Agreement
Securities Purchase and Exchange Agreement
Sheridan
Sheridan Acquisition
Stock Purchase Agreement

iii

SECURITIES PURCHASE AGREEMENT

THIS IS A SECURITIES PURCHASE AGREEMENT, dated as of August 21, 2003 (the “Agreement”), by and among TSG Holdings Corp., a Delaware corporation (the “Company”), Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership (“BRS”), ING Furman Selz Investors III L.P., a Delaware limited partnership (“ING Furman Selz”), ING Barings Global Leveraged Equity Plan Ltd., a Bermuda corporation, (“ING Barings Global”), ING Barings U.S. Leveraged Equity Plan LLC, a Delaware limited liability company (“ING Barings U.S.” and, together with ING Furman Selz and ING Barings Global, the “Jefferies Funds”).  BRS and each of the Jefferies Funds are sometimes referred to herein individually as an “Investor” and collectively as the “Investors.”

Background

A.                                   This Agreement is being entered into in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of August 1, 2003 (the “Stock Purchase Agreement”), by and among Sheridan Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Sheridan Acquisition”), The Sheridan Group, Inc., a Maryland corporation (“Sheridan”), and the other parties thereto, pursuant to which Sheridan Acquisition will acquire all of the outstanding capital stock of Sheridan (other than any such shares acquired by the Company pursuant to the Securities Purchase and Exchange Agreement dated as of the date hereof, (the “Securities Purchase and Exchange Agreement”), and Sheridan will become a wholly-owned subsidiary of the Company.

B                                        Pursuant to the terms hereof, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company desires to sell, and the Investors desire to purchase for cash, (i) the number of shares of the Company’s Series A 10% Cumulative Compounding Preferred Stock, par value $.001 per share (the “Preferred Stock”), and (ii) the number of shares of Common Stock of the Company, par value $.001 per share (the “Common Stock”) in each case as set forth opposite such Investor’s name on Schedule I hereto.

C.                                     Also in connection with the transactions contemplated by the Stock Purchase Agreement, pursuant to a separate Securities Purchase and Exchange Agreement, the Company intends to sell for cash and/or shares of common stock of Sheridan additional shares of Preferred Stock and Common Stock, to the officers and directors of Sheridan who are parties thereto (the “Management Investors”).

D.                                    Immediately following the purchase and sale of securities referred to above, the Company will contribute the cash and non-cash proceeds from such transactions to Sheridan Acquisition, which will use such cash proceeds in part to acquire pursuant to the Stock Purchase Agreement the outstanding capital stock of Sheridan that is not otherwise owned by Sheridan Acquisition by virtue of the transactions described above.

E.                                      In connection with the execution and delivery of this Agreement, the Investors, the Management Investors and the Company are also entering into a Securities Holders Agreement (the “Securities Holders Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the forms of Exhibit A and Exhibit B hereto, respectively, in order to set forth more fully certain agreements regarding their future relationships and their rights and obligations with respect to Securities of the Company.

I.                                         As used herein, the term “Securities” shall mean Common Stock, Preferred Stock, and any other shares of capital stock of the Company, and any securities convertible into or exchangeable for such capital stock, and any options (including any options now or hereafter issued to Management Investors), warrants or other rights to acquire such capital stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of Common Stock or Preferred Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

Terms

In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

PURCHASE OF SECURITIES

1.1.                              Sale and Purchase of Common Stock and Preferred Stock.  (a)  Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1.2), the Company will issue and sell to each Investor, and each Investor will purchase, the number of shares of Preferred Stock and Common Stock set forth opposite the name of such Investor on Schedule I hereto.

(b)                                 The per share purchase price for the Preferred Stock and Common Stock to be purchased under this Section 1.1 shall be $1,000 per share and $10 per share, respectively.  The aggregate purchase price to be paid by each Investor purchasing stock pursuant to this Section 1.1 is set forth opposite such Investor’s name on Schedule I hereto.  The Investors shall pay the purchase price for the shares of Preferred Stock and/or Common Stock purchased by them hereunder by wire transfer of immediately available funds to an account designated by the Company.

(c)                                  The obligations of the Investors purchasing Securities under this Section 1.1 are several in nature, and no Investor shall have any obligation to purchase any Securities subscribed for hereunder by any other Investor.

1.2.                              Closing.  (a)  The closing (the “Closing”) of the purchase and sale of the Securities referred to in Section 1.1 will take place on the date of this Agreement or at such other time or on such other date as may be agreed by the parties hereto.  The date such Closing occurs is referred to herein as the “Closing Date.”

(b)                                 At the Closing, the Company will deliver to each Investor certificates evidencing the number of shares of Preferred Stock and Common Stock to be purchased by such Investor as set forth opposite such Investor’s name on Schedule I hereto, registered in such Management Investor’s name, against payment of the purchase price therefor in cash, by wire transfer of immediately available funds, with confirmed receipt.

1.3.                              Conditions to the Investor’s Obligations.  The obligation of each Investor to purchase such Investor’s Securities at the Closing is subject to the satisfaction on or prior to the date hereof of the following conditions:

(a)                                  The representations and warranties of the Company set forth in Article II hereof shall be true and correct in all material respects on and as of the Closing Date as though then made, and all covenants of the Company set forth in Article I required to be performed on or prior to the Closing shall have been performed in all material respects.

(b)                                 No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect, that would prevent the consummation of the transactions contemplated by this Agreement or the Stock Purchase Agreement.

(c)                                  All of the conditions to effecting the transactions contemplated by the Stock Purchase Agreement shall have been fulfilled or waived in accordance with the terms of the Stock Purchase Agreement.

(d)                                 The Company shall have executed and delivered the Securities Holders Agreement and the Registration Rights Agreement.

(e)                                  The Company’s Amended and Restated Certificate of Incorporation and Bylaws shall be substantially in the forms of Exhibit C and Exhibit D hereto, respectively.

(f)                                    The Company shall have delivered to each of the Investors certificates for the Securities being purchased by such Investor.

(g)                                 All corporate and other proceedings, if any, taken or to be taken by the Company in connection with the transactions contemplated hereby shall have been taken.

1.4.                              Conditions to the Company’s Obligations.  The obligations of the Company to issue and sell the Securities to each Investor as set forth herein at the Closing are subject to the satisfaction on or prior to the Closing of the following conditions:

(a)                                  The representations and warranties of each Investor set forth in Article III hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, and all covenants of each Investor required to be performed at or prior to the Closing shall have been performed in all material respects.

(b)                                 Such Investor shall have delivered the cash purchase price required to be delivered by such Investor under this Article I.

(c)                                  Such Investor shall have executed and delivered each of the Securities Holders Agreement and the Registration Rights Agreement.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE COMPANY

2.1.                              Representations, Warranties and Covenants of the Company.  The Company represents and warrants to, and covenants and agrees with, each of the Investors as follows:

(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 The Company has all requisite corporate power and corporate authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein.

(c)                                  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including, but not limited to, the issuance and sale of the Securities to be issued by it hereunder, have been duly authorized, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof.

(d)                                 The Securities issued to the Investors under Article I hereof, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

(e)                                  As of the date hereof and after giving effect to the transactions contemplated by this Agreement and the Securities Purchase and Exchange Agreement with the Management Investors, the authorized capital stock of the Company consists of (i) one million (1,000,000) shares of Common Stock, of which five hundred thousand (500,000) shares are issued and outstanding, and (ii) one hundred thousand (100,000) shares of Preferred Stock, of which forty-two thousand (42,000) shares are issued and outstanding.  As of the date hereof, the shares of Common Stock and Preferred Stock held by the Investors, together with the shares of Common Stock and Preferred Stock issued under the Securities Purchase and Exchange

Agreement to the Management Investors, constitute all of the issued and outstanding shares of the Company’s capital stock.

ARTICLE III

REPRESENTATIONS, WARRANTIES
AND COVENANTS OF INVESTORS

3.1.                              Representations, Warranties and Covenants of Each Investor.  Each of the Investors severally and as to itself represents and warrants to, and covenants and agrees with, the Company that:

(a)                                  Such Investor has the requisite legal right, power and authority (including, if applicable, the due authorization by all necessary corporate action) to enter into this Agreement and to perform such Investor’s obligations hereunder and to consummate the transactions provided for herein, without the need for the consent of any other person (other than such consents as have heretofore been obtained); this Agreement has been duly authorized, executed and delivered by such Investor; and this Agreement constitutes the valid and binding obligation of such Investor, enforceable against such Investor in accordance with the terms hereof.  As used herein, the term “person” means an individual or a corporation, partnership, limited liability company, joint venture, trust, regulatory or governmental agency or authority or other organization or entity of any kind.

(b)                                 No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement by such Investor or for the consummation by such Investor of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or authorization or to so register, qualify or file would not reasonably be expected to materially and adversely affect such Investor’s ability to consummate the transactions contemplated hereby.

(c)                                  No action, suit, proceeding or investigation is pending or, to such Investor’s knowledge, threatened, against such Investor with respect to his or her execution and delivery of this Agreement or the consummation by such Investor of the transactions contemplated hereby.

(d)                                 The Securities are being purchased by such Investor hereunder for investment, and not with a view to any distribution thereof that would violate the Securities Act or the applicable state securities laws of any state.  Such Investor will not distribute the Securities in violation of the Securities Act of 1933, as amended (the “Securities Act”) or the applicable securities laws of any state.

(e)                                  Such Investor understands that the Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

(f)                                    Such Investor qualifies as an “Accredited Investor” under Regulation D promulgated under the Securities Act.  Such Investor agrees to furnish such documents and to comply with such reasonable requests of the Company as may be necessary to substantiate the Investor’s status as a qualifying investor in connection with this private offering of Preferred Stock and Common Stock to the Investor.  Each Investor represents and warrants that all information contained in such documents and any other written materials concerning the status of such Investor furnished by such Investor to the Company in connection with such requests will be true, complete and correct in all material respects.

ARTICLE IV

MISCELLANEOUS

4.1.                              Legend.  All certificates representing the Securities shall bear the following legend in addition to any other legend required under applicable law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, AS AMENDED FROM TIME TO TIME (THE “SECURITIES HOLDERS AGREEMENT”), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

4.2.                              Amendment and Modification.  This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) the Company, (ii) the holders of the majority of the shares of Common Stock then held by BRS and (iii) the holders of the majority of the shares of Common Stock then held by the Jefferies Funds; provided, however, that any amendment of this Agreement which materially adversely affects any Investor in a manner materially different from other Investors (other than due to any difference in the number of shares owned by any such

Investor) requires the consent of such Investor.  No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

4.3.                              Survival of Representations and Warranties.  The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

4.4.                              Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto.  This Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto.

4.5.                              Separability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

4.6.                              Notices.  All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company, to:

TSG Holdings Corp.
11311 McCormick Road
Suite 260
Hunt Valley, MD  21031-1437
Attention:  John A. Saxton
Fax:  (410) 785-7217

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention:                  Carmen J. Romano, Esq.

David S. Denious, Esq.

Fax:  (215) 994-2222

If to BRS, to:

c/o Bruckmann, Rosser, Sherrill & Co., L.P.
126 East 56th Street, 29th Floor
New York, NY  10022
Attention:  Harold O. Rosser, II
Fax:  (212) 521-3799

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention:                 Carmen J. Romano, Esq.

David S. Denious, Esq.

Fax:  (215) 994-2222

If to any of the Jefferies Funds, to:

c/o Jefferies Capital Partners
520 Madison Avenue
8th Floor
New York, NY  10022
Attention:                 James Luikart

Fax:  (212) 284-1717

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention:                 Carmen J. Romano, Esq.

David S. Denious, Esq.

Fax:  (215) 994-2222

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when confirmation of transmission is received, if faxed during normal business hours (or, if not faxed during normal business hours, the next business day after confirmation of transmission); and on the next business day, if timely delivered to a reputable courier guaranteeing overnight delivery.

4.7.                              Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

4.8.                              Headings.  The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

4.9.                              Counterparts.  This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

4.10.                        Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

4.11.                        Entire Agreement.  This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement, it being understood the Investors are contemporaneously entering into other agreements and instruments in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, including the Securities Holders Agreement and the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement the day and year first above written.

TSG HOLDINGS CORP.

By:	/s/ J. Rice Edmonds
Name: J. Rice Edmonds
Title: Vice President

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE L.L.C., its general partner

By:	/s/ Thomas Baldwin
Name: Thomas Baldwin
Title: Managing Director

ING FURMAN SELZ INVESTORS III L.P.

By:	ING FURMAN SELZ INVESTMENTS III LLC, its General Partner

By:	/s/ James Luikart
Name: James Luikart
Title: Executive Vice President

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

By:	ING FURMAN SELZ INVESTMENTS III LLC, its Fund Manager

By:	/s/ James Luikart
Name: James Luikart
Title: Executive Vice President

ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

By:	ING FURMAN SELZ INVESTMENTS III LLC, its Managing Member

By:	/s/ James Luikart
Name: James Luikart
Title: Executive Vice President

Schedule I

Investors and Securities Purchased

Investor	Common Stock Purchase Price ($10 per share)	Preferred Stock Purchase Price ($1,000 per share)	Number of Shares of Common Stock Received	Number of Shares of Preferred Stock Received	Aggregate Purchase Price

Bruckmann, Rosser, Sherrill & Co. II, L.P.	$2,286,869.49	$19,209,703.76	228,686.949	19,209.70376	$21,496,573.25

ING Furman Selz Investors III L.P.	1,593,479.22	13,385,225.54	159,347.922	13,385.22554	14,978,704.76

ING Barings Global Leveraged Equity Plan Ltd.	130,357.28	1,095,001.13	13,035.728	1,095.00113	1,225,358.41

ING Barings U.S. Leveraged Equity Plan LLC	563,032.99	4,729,477.09	56,303.299	4,729.47709	5,292,510.08

Total	$4,573,738.98	$38,419,407.52	457,373.898	38,419.40752	$42,993,146.50